EXHIBIT 10.1

MOLINA HEALTHCARE, INC.

1.625% CONVERTIBLE SENIOR NOTES DUE 2044

NOTE PURCHASE AGREEMENT

September 11, 2014

To: The Purchaser Identified on the Signature Page Hereto

Re:	Molina Healthcare, Inc. Private Placement of 1.625% Convertible Senior Notes
due 2044 (CUSIP 60855R AE0; ISIN US60855RAE09)

Ladies and Gentlemen:

Molina Healthcare, Inc., a Delaware corporation (the “Company”), hereby agrees to issue and sell the Company’s 1.625% Convertible Senior Notes due 2044 (the “Notes”) and you (the “Purchaser”) have agreed to purchase the Notes, pursuant to the terms and conditions set forth in this Note Purchase Agreement. The Purchaser understands that this issue and sale of the Notes (the “Private Placement”) is being made without registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction. The Purchaser represents that it is both an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) and a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and acknowledges that the Private Placement is being made in reliance on the private placement exemption from registration requirements under the Securities Act. The Private Placement is described in and made pursuant to the Preliminary Private Placement Circular, dated September 10, 2014 (the “Preliminary Private Placement Circular”) and the Final Private Placement Circular, to be dated on or around September 11, 2014 (the “Final Private Placement Circular”).

1. Authorization and Form of the Notes. The Notes will be issued pursuant to, and governed by the terms set forth in, the indenture dated as of September 5, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), described in the Preliminary Private Placement Circular and the Final Private Placement Circular and attached as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 8, 2014, as amended on or prior to the Closing Date to provide for a form of restricted Note (the “Indenture”).

2. Sale and Purchase of the Notes. Subject to the terms and conditions of this Note Purchase Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount as set forth on the signature page hereto equal to an amount of cash equal to,

(A) a percentage (the “Issue Price”) of the aggregate principal amount of Notes purchased hereunder as set forth on the signature page hereto plus (B) accrued interest from September 5, 2014 through the Closing Date as set forth on the signature page hereto (collectively, the “Purchase Price”). The Private Placement shall occur in accordance with the procedures described in Section 4 hereof.

3. The Closing. The closing of the Private Placement (the “Closing”) shall take place at the offices of Latham & Watkins LLP at 10:30 a.m. New York City time on September 16, 2014 or on such other business day thereafter on or prior to September 17, 2014 as may be agreed upon by the Company and the Purchaser (such date, the “Closing Date”).

4. The Private Placement.

The Depository Trust Company (“DTC”) will act as securities depository for the Notes. No later than 10:00 a.m. New York City time on the Closing Date, the Purchaser shall:

(i) transfer the Purchase Price by wire of immediately available funds to the account of the Company at East West Bank, Pasadena, California; ABA Routing Number: 322070381; Beneficiary Account Name: Molina Healthcare, Inc.; Beneficiary Account Number: 80911480; and

(ii) direct a DTC participant of the Purchaser’s choosing to submit a DWAC request for free receipt to the Trustee for the aggregate principal amount of Notes in the principal amount as set forth on the signature page hereto, (a “Deposit Instruction”).

At the Closing, subject to satisfaction of the conditions precedent specified in this Note Purchase Agreement and the prior receipt of the Purchase Price and a Deposit Instruction conforming with the aggregate principal amount of the Notes to be issued to, or for the account of, the Purchaser, the Company shall execute the Notes, and direct the Trustee to authenticate and, by acceptance of the Deposit Instruction, deliver, the Notes (or comply with such other settlement procedures mutually agreed in writing by the Purchaser, the Company and the Trustee), in each case to the DTC account specified by the Purchaser at least one business day prior to the Closing. If at the Closing, the Company shall fail to tender such Notes to the Purchaser as provided above in this Section 4, the Purchaser shall, at its election, be relieved of all further obligations under this Note Purchase Agreement and the Company shall return the Purchase Price to the Purchaser (provided such Purchase Price has been paid by the Purchaser).

All questions as to the form of all documents and the validity and acceptance of the Notes will be determined by the Company, in its reasonable discretion, which determination shall be final and binding. Any failure or delay in delivering the Purchase Price or Deposit Instruction may result in a delay in the Purchaser’s receipt of Notes and may, in the reasonable discretion of the Company, result in the rejection of the Purchaser’s agreement to purchase the Notes pursuant to the terms of this Note Purchase Agreement.

All authority herein conferred or agreed to be conferred in this Note Purchase Agreement shall survive the dissolution of the Purchaser and any representation, warranty, undertaking and obligation of the Purchaser hereunder shall be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Purchaser.

5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

(a) The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted, to own its assets, to perform all obligations required hereunder and to consummate the Private Placement contemplated herein.

(b) The execution of this Note Purchase Agreement by the Company and the consummation by the Company of the Private Placement do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Company is a party.

(c) The Private Placement will not contravene any law, rule or regulation binding on the Company or any investment guideline or restriction applicable to the Company.

(d) The Notes have been duly authorized and, when issued, authenticated, delivered and paid for in the manner provided for in the Notes, the Indenture and this Note Purchase Agreement, will be validly issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture; and the Notes will conform to the description thereof set forth in the Preliminary Private Placement Circular and the Final Private Placement Circular in all material respects.

(e) The Indenture has been duly authorized by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity; and the Indenture conforms to the description thereof contained in the Preliminary Private Placement Circular and will conform to the description thereof to be contained in the Final Private Placement Circular in all material respects.

(f) Upon issuance and delivery of the Notes pursuant to the Indenture and this Note Purchase Agreement, the Notes will be convertible at the option of the holders thereof into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Notes and the Indenture. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Notes and, when such shares of Common Stock are issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(g) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 6 below, the offer and sale of the Notes pursuant to this Note Purchase Agreement is exempt from the registration requirements of the Securities Act.

(h) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(i) The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Preliminary Private Placement Circular and the Final Private Placement Circular under the caption “Use of proceeds.” No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

(j) The Company is not and, after giving effect to the consummation of the Private Placement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

(k) The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the Purchaser, the Trustee or the transfer agent to be necessary or desirable to complete any exchange, assignment or transfer of the Notes.

(l) The Company understands that each of the Company’s representations and warranties contained in this Note Purchase Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Company.

6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to and covenants with the Company that:

(a) It has full power and authority to execute and deliver this Note Purchase Agreement and perform all obligations required to be performed by the Purchaser hereunder.

(b) The Private Placement will not contravene any law, rule or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser.

(c) The Purchaser is a resident of the state set forth on the signature page hereto and is not acquiring the Notes as a nominee or agent or otherwise for any other person.

(d) The Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which the Purchaser purchases or sells the Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Purchaser is subject or in which the Purchaser makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor.

(e) The Purchaser has received a copy of the Preliminary Private Placement Circular. The Purchaser acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Private Placement other than as contained in the Preliminary Private Placement Circular and the information given by the Company’s duly authorized officers and employees in connection with the Purchaser’s examination of the Company and the terms of the Private Placement, and the Company does not, and J. Wood Capital Advisors LLC (“JWCA”) does not, take any responsibility for, and neither the Company nor JWCA can provide any assurance as to the reliability of, any other information that others may provide to the Purchaser.

(f) The Purchaser understands and accepts that the Notes to be acquired in the Private Placement involve risks, including those described in the Preliminary Private Placement Circular. The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of the Private Placement and an investment in the Notes. With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Private Placement and this Note Purchase Agreement. The Purchaser has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Notes.

(g) The Purchaser confirms that it is not relying on any communication (written or oral) of the Company, JWCA or any of their affiliates as investment advice or as a recommendation to participate in the Private Placement and purchase the Notes. It is understood that information provided in the Preliminary Private Placement Circular, the Final Private Placement Circular or by the Company, JWCA or any of its affiliates shall not be considered investment advice or a recommendation with respect to the Private Placement, and that neither the Company, JWCA nor any of its or their affiliates is acting or has acted as an advisor to the Purchaser in deciding whether to participate in the Private Placement.

(h) The Purchaser confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes or (B) made any representation to the Purchaser regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Private Placement, the Purchaser is not relying on the advice or recommendations of the Company or JWCA and the Purchaser has made its own independent decision that the investment in the Notes is suitable and appropriate for the Purchaser.

(i) The Purchaser is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and the Notes. The Purchaser has had access to the SEC filings of the Company and such other information concerning the Company and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Private Placement. The Purchaser has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Private Placement.

(j) The Purchaser acknowledges and understands that the Company may be in possession of material nonpublic information not known to the undersigned that may impact the value of the Notes (“Information”) that the Company is unable to disclose to the Purchaser. The Purchaser understands, based on its experience, the disadvantage to which such Purchaser is subject due to the disparity of information between the Company and the Purchaser. Notwithstanding this, the Purchaser has deemed it appropriate to purchase the Notes. The Purchaser agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the undersigned or its beneficiaries whatsoever due to or in connection with the Company’s use or nondisclosure of the Information or otherwise as a result of the Private Placement, and the Purchaser hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information except where due to the Company’s fraud, gross negligence or willful misconduct.

(k) The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of an investment in the Notes.

(l) The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act and it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Private Placement.

(m) The Purchaser is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(n) The Purchaser is acquiring the Notes solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes. The Purchaser understands that the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and the accuracy of the other representations made by the Purchaser in this Note Purchase Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Note Purchase Agreement (and any supplemental information) for the purpose of determining whether the Purchaser’s participation in the Private Placement meets the requirements for such exemptions. In addition, the Purchaser acknowledges and agrees that any hedging transactions in connection with the Notes will not be conducted except as permitted by the Securities Act and the rules and regulations promulgated thereunder.

(o) The Purchaser acknowledges the Company intends to pay JWCA a fee in respect of the Private Placement.

(p) The undersigned will, upon request, execute and deliver any additional documents deemed by the Company, the Trustee or the Company’s transfer agent to be necessary or desirable to complete any exchange, assignment or transfer of the Notes.

(q) The Purchaser understands that each of the Purchaser’s representations and warranties contained in this Note Purchase Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Purchaser.

(r) The Purchaser does not have an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company.

7. Conditions to Obligations of the Purchaser and the Company. The obligations of the Company to deliver the Notes and of the Purchaser to deliver the Purchase Price are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Purchaser contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Covenant and Acknowledgment of the Company. At or prior to 9:00 a.m., New York City time, on the business day immediately following the date hereof, the Company shall file a report on Form 8-K to disclose the material “Transaction Information” referred to in the non-disclosure confirmation email distributed to the Purchaser following a discussion to the same effect, to the extent such “Transaction Information” would have constituted material non-public information regarding the Company or its securities.

9. Waiver, Amendment. Neither this Note Purchase Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10. Assignability. Neither this Note Purchase Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party.

11. Taxation. The Purchaser acknowledges that either (i) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as Exhibit A hereto, and a certification, under penalty of perjury, that such TIN is correct, that the Purchaser is not subject to backup withholding and that the Purchaser is a United States person, or (ii) another basis for exemption from backup withholding must be established.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE PURCHASE AGREEMENT.

13. Governing Law. This Note Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

14. Section and Other Headings. The section and other headings contained in this Note Purchase Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Note Purchase Agreement.

15. Counterparts. This Note Purchase Agreement may be executed in counterparts, both of which when so executed and delivered shall be deemed to be an original and both of which together shall be deemed to be one and the same agreement.

16. Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or in the case of the Purchaser, the address provided on the signature page hereto (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Molina Healthcare, Inc. 200 Oceangate, Suite 100 Long Beach, CA 90802-4317 Attn: John C. Molina Telephone: (888) 562-5442 x111228 E-mail: john.molina@molinahealthcare.com

17. Binding Effect. The provisions of this Note Purchase Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

18. Notification of Changes. The Purchaser hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing which would cause any representation, warranty or covenant of the Purchaser contained in this Note Purchase Agreement to be false or incorrect.

19. Severability. If any term or provision of this Note Purchase Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note Purchase Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

If you are in agreement with the foregoing, please sign the signature page hereto and return it to the Company, whereupon this Note Purchase Agreement shall become a binding agreement between you and the Company.

Very truly yours,

MOLINA HEALTHCARE, INC.

By
John C. Molina
Chief Financial Officer

This Note Purchase Agreement is hereby

accepted and agreed to as

of the date hereof.

[PURCHASER]

By:
Name:
Title:

Address:

(A)	Aggregate principal amount of Notes:	$
(B)	Issue Price:		%
(C)	Accrued Interest on the Notes from September 5 through the Closing Date:	$
	Purchase Price ((A)×(B)+(C)):	$

Exhibit A

Under U.S. federal income tax law, a holder of the Notes generally must provide such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 28% of the payment). If a holder is required to provide a TIN but does not have the TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.